Exhibit 99.1

SORL Auto Parts

Announces Record Date and Meeting Date for Special Meeting of Stockholders

ZHEJIANG, China, March 23, 2020 — SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced that it would hold its special meeting of stockholders (the “Meeting”) at 10 a.m. (Beijing time) on May 8, 2020, at its principal executive office located at No. 2666 Kaifaqu Avenue, Rui’an Economic Development District, Rui’an City, Zhejiang Province, People’s Republic of China, to consider and vote on, among other things, the proposal to authorize and approve the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 29, 2019, by and among the Company, Ruili International Inc., a Delaware corporation (“Parent”), and Ruili International Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the plan of merger, and the transactions contemplated by the Merger Agreement, including the Merger (as defined below).

Under the terms of the Merger agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Following and as a result of the Merger, shares of Company common stock will no longer be listed on the NASDAQ Global Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available. Immediately following the consummation of the Merger, Parent will be beneficially owned by Mr. Xiao Ping Zhang, the Company’s Chairman and Chief Executive Officer, Ms. Shu Ping Chi and Mr. Xiao Feng Zhang, directors of the Company, and Ruili Group Co., Ltd. (collectively, the “Consortium”).

The Company’s board of directors, acting upon the unanimous recommendation of the special committee formed by the board of directors that consist of independent directors unaffiliated with any of the members of the Consortium, approved the Merger Agreement, and the transactions contemplated thereby, including the Merger, and resolved to recommend that the Company’s stockholder vote to authorize, approve and adopt the Merger Agreement, the plan of merger, and the transactions contemplated thereby, including the Merger.

Stockholders of record as of the close of business on April 2, 2020 New York time, will be entitled to vote at the Meeting and any adjournment thereof (if any).

Additional Information and Where to Find It

Additional information regarding the Meeting and the Merger Agreement can be found in the transaction statement on Schedule 13E-3 and the definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 2, 2020, and can be obtained, along with other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (www.sec.gov). STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, by security holdings or otherwise, will be set forth in the definitive proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. (NASDAQ: SORL) is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Contact Information

Daisy Yu

+86-577-6581-7721

phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

212-521-4050

kevin.theiss@awakenlab.com